Exhibit 23.01

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Symantec Corporation:

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203, 33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694, 33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175, 333-71021, 333-71023, 333-31526, 333-31540, 333-31632, 333-47648, 333-52200, 333-56874, 333-64174, 333-81146, 333-102096, 333-106173, 333-116547, 333-117176 and 333-119872, Form S-4 Nos. 333-46264 and 333-122724, and Form S-3 Nos. 33-82012, 33-63513 and 333-77072), of Symantec Corporation of our reports dated June 15, 2005, with respect to the consolidated balance sheets of Symantec Corporation as of March 31, 2005 and 2004, and the related consolidated statements of income, stockholders’ equity, and cash flows for each of the years in the three-year period ended March 31, 2005, and the related financial statement schedule listed in the Index at Item 15(a), management’s assessment of the effectiveness of internal control over financial reporting as of March 31, 2005 and the effectiveness of internal control over financial reporting as of March 31, 2005, which reports appear in the March 31, 2005 annual report on Form 10-K of Symantec Corporation.

/s/ KPMG LLP

Mountain View, California
June 15, 2005